UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: August 5, 2003





                              EMERGENT GROUP INC.




         Nevada                        0-21475             93-1215401
 (State or other jurisdiction         (Commission       (IRS Employer
  of incorporation)                    File Number)      Identification No.)



  932 Grand Central Avenue, Glendale, CA                       91201
  (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:        (818) 240-8250


                                 Not Applicable

         (Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure

     Emergent filed an Information Statement with the Securities and Exchange Commission with respect to the proposals listed below. The Information Statement was mailed to stockholders of record on July 15, 2003 and stockholders consisting of its officers and directors holding at least a majority of the outstanding shares of Common Stock of Emergent submitted to the Secretary of Emergent their consent to the proposals listed below on August 5, 2003. The reverse stock split will become effective on the opening of business on August 29, 2003. The following are the proposals approved by stockholders by majority consent:

          (1) The re-election of Bruce J. Haber, Mark Waldron, Howard Waltman, Daniel Yun and Matthew K. Fong for a period of one year and until their successors are elected and shall qualify;

          (2) The ratification of the Board's selection of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for the year ending December 31, 2003;

          (3) An amendment to the Company's Articles of Incorporation and the filing of said amendment with the Secretary of State of the State of Nevada (a) changing the par value of the Company's Common Stock from $.001 par value to $.04 par value; and (b) reducing the number of outstanding shares of Common Stock through a one-for-40 reverse stock split, effective August 29, 2003, to be accomplished by all stockholders of record at the close of business on August 28, 2003, being requested to exchange every 40 shares of Common Stock, $.001 par value, for one new share of Common Stock, $.04 par value;

          (4) The ratification of the Company's 2002 Employee and Consulting Compensation Plan covering 325,000 post-split shares of Common Stock; and

          (5) The ratification of the Company's 2001 Stock Option Plan covering 14,625 post-split shares of Common Stock.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EMERGENT GROUP INC.

                                    By:  /s/ Bruce J. Haber
                                         Bruce J. Haber, Chief Executive Officer

Date:  August 5, 2003